As filed with the Securities and Exchange Commission
                                on April 7, 1999
                              Registration No. 333-
         ---------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               -------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                            STATEWIDE FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

                                   NEW JERSEY
         (State of other jurisdiction of incorporation or organization)

                                   22-3397900
                      (I.R.S. Employer Identification No.)

                                  70 SIP AVENUE
                         JERSEY CITY, NEW JERSEY  07306
                    (Address of principal executive offices)

                         STATEWIDE SAVINGS BANK, S.L.A.
                            EMPLOYEE RETIREMENT PLAN
                            (Full title of the plan)

                                VICTOR M. RICHEL
                              CHAIRMAN OF THE BOARD
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            STATEWIDE FINANCIAL CORP.
                                  70 SIP AVENUE
                          JERSEY CITY, NEW JERSEY 07306
                     (Name and address of agent for service)

                                 (201) 795-4000
          (Telephone number, including area code of agent for service)

           -----------------------------------------------------------


                         CALCULATION OF REGISTRATION FEE

                                Proposed      Proposed
        Title of      Amount    Maximum       Maximum
       Securities     to be     Offering     Aggregate      Amount of
         to be      Registered Price Per   Offering Price Registration
       Registered      (1)     Share (2)        (2)          Fee (2)
      ------------  ---------- ---------   -------------   -----------
     Common Stock,
     no par value
     per share and    25,000      $20.00     $500,000        $148.00
     interests of
     participation
     in the Plan

     (1) Represents shares that are available for investment to be purchased with employee elective deferrals under the Plan.

     (2) Estimated solely for the purpose of calculating the registration fee.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, accordingly, files periodic reports and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information concerning the Company filed with the SEC may be inspected and copies may be obtained (at prescribed rates) at the SEC's Public Reference Section, Room 1024, 450 Fifth Street, NW, Washington, DC 20549. The Commission also maintains a Web site that contains copies of such material. The address of the Commission's Web site is (http://www.sec.gov).

     The following documents filed with the SEC are hereby incorporated by reference into this Registration Statement:

     (a) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998;

     (b) the Annual Report on Form 11-K for the year ended December 31, 1997 for the Statewide Savings Bank Employee Retirement Plan;

     (c) the Registrant's Current Reports on Form 8-K dated January 29, 1999, February 25, 1999 and March 25, 1999;

     (d) the description of the Registrant's Common Stock, no par value per share, contained in the Registrant's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on August 1, 1995, to register the Common Stock under Section 12(g) of the Exchange Act.

     In addition, all documents subsequently filed by the Registrant with the SEC pursuant to Sections 12, 13(a), 14 and 15(d) of the Exchange Act after the effective date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective date of filing of such documents.


     Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     ITEM 4.   DESCRIPTION OF SECURITIES.

               Not applicable.


     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.


     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The objective of the following indemnification provision is to assure that indemnification can be invoked by the Registrant for its directors, officers, employees and agents and former officers, directors, employees and agents who incur expenses in proving their honesty and integrity, provided they meet minimum qualifications touching upon the concept of wrongdoing.

     In accordance with the New Jersey Business Corporation Act (being Title 14A of the New Jersey Statutes), Article XI of the Registrant's Certificate of Incorporation provides as follows:


                                   ARTICLE XI

                                 INDEMNIFICATION

     The Corporation shall indemnify its officers, directors, employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Corporation as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgements, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement, or vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors, and the administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons, enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this article.

     The Corporation shall, from time to time, reimburse or advance to any person referred to in this article the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action, suit or proceeding referred to in this article, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that the director's or officer's acts or omissions (i) constitute a breach of the director's or officer's duty of loyalty to the corporation or its shareholders, (ii) were not in good faith, (iii) involved a knowing violation of law, (iv) resulted in the director or officer receiving an improper personal benefit, or (v) were otherwise of such a character that New Jersey law would require that such amount(s) be repaid.


     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.


     ITEM 8.   EXHIBITS.

               The following exhibits are filed with this Registration
     Statement.

               Exhibit
               Number    Description of Exhibit
               ------    ----------------------

               4(b) Statewide Savings Bank, S.L.A. Employee Retirement Plan, which is comprised of (a) Merrill Lynch Special Prototype Defined Contribution Plan Adoption Agreement for 401(k) Plan and Profit-Sharing Plan; (b) Summary Plan Description of the Plan and (c) Enrollment Form, including form of Investment Election to be made available to Plan Participants with respect to the investment of their accounts under the Plan.

               5         Opinion of Jamieson, Moore, Peskin & Spicer, P.C.

               23(a)     Consent of KPMG LLP

               23(b) Consent of Jamieson, Moore, Peskin & Spicer, P.C. (included in the Opinion filed as Exhibit 5 hereto)
     -----------

     The Statewide Savings Bank, S.L.A. Employee Retirement Plan has been submitted to the Internal Revenue Service ("IRS") in a timely manner, and the Registrant will submit any amendment to the Plan to the IRS and will make all changes required by the IRS in order to qualify the Plan.

     ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the
                         Registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii)To include any material information with
                         respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (h) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey on April 5, 1999.

                                        STATEWIDE FINANCIAL CORP.
                                        ---------------------------


                                        By:  /s/Bernard F. Lenihan
                                             ----------------------
                                                BERNARD F. LENIHAN
                                                Senior Vice President and
                                                Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed by the following persons in the capacities and on the dates indicated.


                Name                       Title                 Date
                ----                       -----                 ----
     /s/Victor M. Richel        Chairman of the Board,     April 5, 1999
     ---------------------      President and Chief
        VICTOR M. RICHEL        Executive Officer


     /s/Bernard F. Lenihan      Senior Vice President and  April 5, 1999
     ---------------------      Chief Financial Officer
        BERNARD F. LENIHAN      (Principal Accounting
                                Officer)


     /s/Maria F. Ramirez        Director                   April 5, 1999
     ---------------------
        MARIA F. RAMIREZ


     /s/Walter G. Scott         Director                   April 5, 1999
     ---------------------
        WALTER G. SCOTT


     /s/ Thomas J. Sharkey, Sr. Director                   April 5, 1999
     ---------------------
         THOMAS J. SHARKEY, SR.


     /s/ Stephen R. Tilton
                                Director                   April 5, 1999
     ---------------------
         STEPHEN R. TILTON


     /s/Thomas V. Whelan        Director                   April 5, 1999
     ---------------------
        THOMAS V. WHELAN


     Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jersey City, State of New Jersey, on April 7, 1999.

                                   STATEWIDE SAVINGS BANK, S.L.A.
                                   EMPLOYEE RETIREMENT PLAN

                                   By:  Statewide Savings Bank, S.L.A.
                                        Plan Administrator

                                   By:  /s/Bernard F. Lenihan
                                        ----------------------------
                                 Name:  BERNARD F. LENIHAN
                                Title:  Senior Vice President and Chief
                                        Financial Officer

                          EXHIBIT INDEX TO REGISTRATION
               STATEMENT ON FORM S-8 OF STATEWIDE FINANCIAL CORP.

          Exhibit
          Number    Description of Exhibit
          ------    ----------------------

          4(b) Statewide Savings Bank, S.L.A. Employee Retirement Plan, which is comprised of (a) Merrill Lynch Special Prototype Defined Contribution Plan Adoption Agreement for 401(k) Plan and Profit-Sharing Plan; (b) Summary Plan Description of the Plan and (c) Enrollment Form, including form of Investment Election to be made available to Plan Participants with respect to the investment of their accounts under the Plan.

          5         Opinion of Jamieson, Moore, Peskin & Spicer, P.C.

          23(a)     Consent of KPMG LLP

          23(b) Consent of Jamieson, Moore, Peskin & Spicer, P.C. (included in the Opinion filed as Exhibit 5(a) hereto)

     -------------


     EXHIBIT 4(b)
     MERRILL LYNCH
     ---------------
     SPECIAL
     ---------------
     PROTOTYPE DEFINED

     CONTRIBUTION PLAN

     ADOPTION AGREEMENT

     401(k) PLAN

     EMPLOYEE THRIFT PLAN

     PROFIT-SHARING PLAN


     Letter Serial Number:  D359287b
     National Office Letter Date: 6/29/93


     This Prototype Plan and Adoption Agreement are important legal instruments with legal and tax implications for which the Sponsor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, does not assume responsibility. The Employer is urged to consult with its own attorney with regard to the adoption of this Plan and its suitability to its circumstances.

     Adoption of Plan

     The Employer named below hereby establishes or restates a profit-sharing plan that includes a 401(k), profit-sharing and/or thrift plan feature (the "Plan") by adopting the Merrill Lynch Special Prototype Defined Contribution Plan and Trust as modified by the terms and provisions of this Adoption Agreement.

     Employer and Plan Information

     Employer Name:*                    Statewide Savings Bank SLA
     Business Address:                  70 Sip Avenue
                                        Jersey City, NJ 07306
     Telephone Number:                  (201) 795-7777
     Employer Taxpayer ID Number:       22-1401536
     Employer Taxable Year ends on:     December 31st
     Plan Name:                         Statewide Savings Bank
                                        Employees' Retirement Plan
     Plan Number:                       002
                                                    Profit
                                          401(k)    Sharing   Thrift
                                          ------    -------   ------
      Effective Date of Adoption or
      Restatement:                        01/01/99  01/01/99  -/-/-
      Original Effective Date:            01/01/92  01/01/92  -/-/-

     If this Plan is a continuation or an amendment of a prior plan, all optional forms of benefits provided in the prior plan must be provided under this Plan to any Participant who had an account balance, whether or not vested, in the prior plan.
     __________________________________________________

     * If there are any Participating Affiliates in this Plan, list below the proper name of each Participating Affiliate.
     ______________
     ______________
     ______________

     ARTICLE I.  DEFINITIONS
     A.  "Compensation"
     (1) With respect to each Participant, except as provided below, Compensation shall mean the (select all those applicable for each column):
      401(k)
      and/or   Profit
      Thrift  Sharing
      ------  -------

         X       X    (a) amount reported in the "Wages Tips and Other
                          Compensation" Box on Form W-2 for the
                          applicable period selected in Item 5 below.
                      (b) compensation for Code Section 415
                          safe-harbor purposes (as defined in Section
                          3.9.1 (H)(i) of basic plan document #03) for the applicable period selected in Item 5 below.

                      (c) amount reported pursuant to Code Section
                          3401(a) for the applicable period selected in Item 5 below.
                      (d) all amounts received (under options (a) (b)
                          or (c) above) for personal services rendered to the Employer but excluding (select one):

                          overtime
                          bonuses
                          commissions
                          amounts in excess of $
                          other (specify).
     (2)  Treatment of Elective Contributions (select one):
       X (a) For purposes of contributions, Compensation shall include Elective Deferrals and amounts excludable from the gross income of the Employee under Code Section 125, Code Section 402(e)(3), Code Section 402(h) or Code Section 403(b) ("elective contributions").

          (b) For purposes of contributions, Compensation shall not include "elective contributions."

     (3)  CODA Compensation (select one):
       X (a) For purposes of the ADP and ACP Tests, Compensation shall include "elective contributions."

          (b) For purposes of the ADP and ACP Tests, Compensation shall not include "elective contributions."

     (4) With respect to Contributions to an Employer Contributions Account, Compensation shall include all Compensation (select one):
          (a) during the Plan Year in which the Participant enters the Plan.

       X  (b) after the Participant's Entry Date.

     (5) The applicable period for determining Compensation shall be (select one):
       X  (a) the Plan Year.

          (b) the Limitation Year.
          (c) the consecutive 12-month period ending on         .


     B.  "Disability"

     (1)  Definition

     Disability shall mean a condition which results in the Participant's (select one):

          (a) inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
       X (b) total and permanent inability to meet the requirements of the Participant's customary employment which can be expected to last for a continuous period of not less than 12 months.

          (c) qualification for Social Security disability benefits.
          (d) qualification for benefits under the Employer's long-term disability plan.

     (2)  Contributions Due to Disability (select one):

       X (a) No contributions to an Employer Contributions Account will be made on behalf of a Participant due to his or her Disability.
          (b) Contributions to an Employer Contributions Account will be made on behalf of a Participant due to his or her Disability provided that: the Employer elected option (a) or (c) above as the definition of Disability, contributions are not made on behalf of a Highly Compensated Employee, the contribution is based on the Compensation each such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before his or her Disability, and contributions made on behalf of such Participant will be nonforfeitable when made.

     C  "Early Retirement" is (select one):

          (1) not permitted.
       X (2) permitted if a Participant terminates Employment before Normal Retirement Age and has (select one):

              (a) attained age      .
           X  (b) attained age    55    and completed     5     Years
                  of Service.

              (c) attained age       and completed       Years of
                  Service as a Participant.

     D.  "Eligible Employees" (select one):

       X  (1) All Employees are eligible to participate in the Plan.

          (2) The following Employees are not eligible to participate in the Plan (select all those applicable):
              (a) Employees included in a unit of Employees covered by
                  a collective bargaining agreement between the Employer or a Participating Affiliate and the Employee representatives (not including any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer or Participating Affiliate) in the negotiation of which retirement benefits were the subject of good faith bargaining, unless the bargaining agreement provides for participation in the Plan.

              (b) non-resident aliens who received no earned income
                  from the Employer or a Participating Affiliate which constitutes income from sources within the United States.
              (c) Employees of an Affiliate.

              (d) Employees employed in or by the following specified
                  division, plant, location, job category or other
                  identifiable individual or group of Employees:      .

     E. "Entry Date"   Entry Date shall mean (select as applicable):
      401(k)
      and/or  Profit
      Thrift  Sharing
      ------  -------

                      (1) If the initial Plan Year is less than
                          twelve months, the       day of       and
                          thereafter:
                      (2) the first day of the Plan Year following
                          the date the Employee meets the eligibility requirements. If the Employer elects this option (2) establishing only one Entry Date, the eligibility "age and service" requirements elected in Article II must be no more than age 20-1/2 and 6 months of service.

                      (3) the first day of the month following the
                          date the Employee meets the eligibility
                          requirements.
                      (4) the first day of the Plan Year and the
                          first day of the seventh month of the Plan
                          Year following the date the Employee meets the eligibility requirements.

         X       X    (5) the first day of the Plan Year, the first
                          day of the fourth month of the Plan Year, the first day of the seventh month of the Plan Year, and the first day of the tenth month of the Plan Year following the date the Employee meets the eligibility requirements.

                      (6) other:      .
                          provided that the Entry Date or Dates
                          selected are no later than any of the
                          options above.

     F.  "Hours of Service"

     Hours of Service for the purpose of determining a Participant's Period of Severance and Year of Service shall be determined on the basis of the method specified below:

     (1) Eligibility Service: For purposes of determining whether a Participant has satisfied the eligibility requirements, the following method shall be used (select one):

      401(k)
      and/or  Profit
      Thrift  Sharing
      ------  -------
         X       X    (a)  elapsed time method

                      (b)  hourly records method

     (2) Vesting Service: A Participant's nonforfeitable interest shall be determined on the basis of the method specified below (select one):
       X  (a) elapsed time method

          (b) hourly records method
          (c) If this item (c) is checked, the Plan only provides for contributions that are always 100% vested and this item (2) will not apply.


     (3) Hourly Records: For the purpose of determining Hours of Service under the hourly record method (select one):

          (a) only actual hours for which an Employee is paid or entitled to payment shall be counted.
          (b) an Employee shall be credited with 45 Hours of Service if such Employee would be credited with at least 1
              Hour of Service during the week.

     G.  "Integration Level"

       X  (1) This Plan is not integrated with Social Security.
          (2) This Plan is integrated with Social Security.  The
              Integration Level shall be (select one):

              (a) the Taxable Wage Base.
              (b) $     (a dollar amount less than the Taxable Wage
                  Base).

              (c)   % of the Taxable Wage Base (not to exceed 100%).
              (d) the greater of $10,000 or 20% of the Taxable Wage
                  Base.

     H.  "Limitation Compensation"

     For purposes of Code Section 415, Limitation Compensation shall be compensation as determined for purposes of (select one):
          (1) Code Section 415 Safe-Harbor as defined in Section
              3.9.1(H)(i) of basic plan document #03.

       X  (2) the "Wages, Tips and Other Compensation" Box on Form
              W-2.
          (3) Code Section 3401(a) Federal Income Tax Withholding.

     I.  "Limitation Year"

     For purposes of Code Section 415, the Limitation Year shall be (select one):

       X  (1) the Plan Year.
          (2) the twelve consecutive month period ending on the
              day of the month of      .

     J.  "Net Profits" are (select one):

       X  (1) not necessary for any contribution. This Plan is not integrated with Social Security.
          (2) necessary for (select all those applicable):

              (a) Profit-Sharing Contributions.
              (b) Matching 401(k) Contributions.

              (c) Matching Thrift Contributions.

     K.  "Normal Retirement Age"
     Normal Retirement Age shall be (select one):
       X  (1) attainment of age    65    (not more than 65) by the
              Participant.

          (2) attainment of age      (not more than 65) by the
              Participant or the       anniversary (not more than
              the 5th) of the first day of the Plan Year in which the Eligible Employee became a Participant, whichever is later.
          (3) attainment of age       (not more than 65) by the
              Participant or the      . anniversary (not more than
              the 5th) of the first day on which the Eligible Employee performed an Hour of Service, whichever is later.

     L.  "Participant Directed Assets" are:

      401(k)
      and/or  Profit
      Thrift  Sharing
      ------  -------
         X       X    (1) permitted.

                      (2) not permitted.

     M.  "Plan Year"

     The Plan Year shall end on the  31st  day of December.

     N.  "Predecessor Service"
     Predecessor service will be credited (select one):

       X  (1) only as required by the Plan.

          (2) to include, in addition to the Plan requirements and subject to the limitations set forth below, service with the following predecessor employer(s) determined as if
              such predecessors were the Employer:       .

     Service with such predecessor employer applies [select either or both
     (a) and/or (b); (c) is only available in addition to (a) and/or (b)]:
              (a) for purposes of eligibility to participate;

              (b) for purposes of vesting;
              (c) except for the following service:

     O.  "Valuation Date"

     Valuation Date shall mean (select one for each column, as applicable):

      401(k)
      and/or  Profit
      Thrift  Sharing
      ------  -------
                      (1) the last business day of each month.

                      (2) the last business day of each quarter
                          within the Plan Year.
                      (3) the last business day of each semi-annual
                          period within the Plan Year.

                      (4) the last business day of the Plan Year.
         X       X    (5) other:  daily basis.

     ARTICLE II.  Participation

     Participation Requirements
     An Eligible Employee must meet the following requirements to become a Participant (select one or more for each column, as applicable):

      401(k)
      and/or  Profit
      Thrift  Sharing
      ------  -------
                       (1)  Performance of one Hour of Service.

                       (2)  Attainment of age       (maximum 20 1/2)
                            and completion of     (not more than 1/2)
                            Years of Service.  If this item is
                            selected, no Hours of Service shall be
                            counted.
         X       X     (3)  Attainment of age       (maximum 21) and
                            completion of     1     Year(s) of
                            Service.  If more than one Year of
                            Service is selected, the immediate 100%
                            vesting schedule must be selected in
                            Article VII of this Adoption Agreement.

                       (4)  Attainment of age       (maximum 21) and
                            completion of    Year(s) of Service.  If
                            more than one Year of Service is
                            selected, the immediate 100% vesting
                            schedule must be selected in Article VII of this Adoption Agreement.

         X       X     (5)  Each Employee who is an Eligible Employee
                            on 09/01/95 will be deemed to have
                            satisfied the participation requirements on the effective date without regard to such Eligible Employee's actual age and/or service.

     ARTICLE III.  401(K) CONTRIBUTIONS AND ACCOUNT ALLOCATION

     A.  Elective Deferrals
     If selected below, a Participant's Elective Deferrals will be (select all applicable):
       X  (1) a dollar amount or a percentage of Compensation, as specified by the Participant on his or her 401(k)
              Election form, which may not exceed    15   % of his
              or her Compensation.

          (2) with respect to bonuses, such dollar amount or percentage as specified by the Participant on his or her 401(k) Election form with respect to such bonus.

     B.  Matching 401(k) Contributions
     If selected below, the Employer may make Matching 401(k) Contributions for each Plan Year (select one):
          (1) Discretionary Formula:

          Discretionary Matching 401(k) Contribution equal to such a dollar amount or percentage of Elective Deferrals, as determined by the Employer, which shall be allocated (select one):
              (a) based on the ratio of each Participant's Elective
                  Deferral for the Plan Year to the total Elective Deferrals of all Participants for the Plan Year.
                  If inserted, Matching 40l(k) Contributions shall be
                  subject to a maximum amount of $      for each
                  Participant or      % of each Participant's
                  Compensation.

              (b) in an amount not to exceed      % of each
                  Participant's first      % of Compensation
                  contributed as Elective Deferrals for the Plan Year. If any Matching 401(k) Contribution remains, it is allocated to each such Participant in an
                  amount not to exceed      % of the next      % of
                  each Participant's Compensation contributed as Elective Deferrals for the Plan Year.

     Any remaining Matching 401(k) Contribution shall be allocated to each such Participant in the ratio that such Participant's Elective Deferral for the Plan Year bears to the total Elective Deferrals of all such Participants for the Plan Year. If inserted, Matching 40l(k)
     Contributions shall be subject to a maximum amount of $      for each
     Participant or      % of each Participant's Compensation.

       X  (2) Nondiscretionary Formula:

          A nondiscretionary Matching 401(k) Contribution for each Plan Year equal to (select one):
              (a)   % of each Participant's Compensation contributed
                  as Elective Deferrals. If inserted, Matching 40l(k) Contributions shall be subject to a maximum amount of $ for each Participant or % of each Participant's Compensation.

           X  (b) 50%   of the first  6  % of the Participant's
                  Compensation contributed as Elective Deferrals and
                     % of the next      % of the Participant's
                  Compensation contributed as Elective Deferrals. If inserted, Matching 40l(k) Contributions shall be
                  subject to a maximum amount of $       for each
                  Participant or      % of each Participant's
                  Compensation.

     C.  Participants Eligible for Matching 401(k) Contribution Allocation

     The following Participants shall be eligible for an allocation to their Matching 401(k) Contributions Account (select all those applicable):
       X  (1) Any Participant who makes Elective Deferrals.

          (2) Any Participant who satisfies those requirements elected by the Employer for an allocation to his or her Employer Contributions Account as provided in
              Article IV Section C.
          (3) Solely with respect to a Plan in which Matching 401(k) Contributions are made quarterly (or on any other regular interval that is more frequent than annually) any Participant whose 401(k) Election is in effect throughout such entire quarter (or other interval).
                 (quarterly, monthly or semi-annual)

     D.  Qualified Matching Contributions
     If selected below, the Employer may make Qualified Matching
     Contributions for each Plan Year (select all those applicable):

      (1)  In its discretion, the Employer may make Qualified
           Matching Contributions on behalf of (select one):
             (a) all Participants who make Elective Deferrals in
                 that Plan Year.

           X (b) only those Participants who are Nonhighly
                 Compensated Employees and who make Elective
                 Deferrals for that Plan Year.
      (2) Qualified Matching Contributions will be contributed and allocated to each Participant in an amount equal to (select one):

             (a)   % of the Participant's Compensation contributed
                 as Elective Deferrals. If inserted, Qualified Matching Contributions shall not exceed % of the Participant's Compensation.
           X (b) Such an amount, determined by the Employer, which is needed to meet the ACP Test.

      (3) In its discretion, the Employer may elect to designate all or any part of Matching 401(k) Contributions as Qualified Matching Contributions that are taken into account as Elective Deferrals -- included in the ADP Test and excluded from the ACP Test -- on behalf of (select one):

             (a) all Participants who make Elective Deferrals for
                 that Plan Year.
           X (b) Only Participants who are Nonhighly Compensated
                 Employees who make Elective Deferrals for that Plan
                 Year.

     E.  Qualified Nonelective Contributions
     If selected below, the Employer may make Qualified Nonelective Contributions for each Plan Year (select all those applicable):

      (1)  In its discretion, the Employer may make Qualified
           Nonelective Contributions on behalf of (select one):
             (a) all Eligible Participants.

           X (b) only Eligible Participants who are Nonhighly
                 Compensated Employees.
      (2) Qualified Nonelective Contributions will be contributed and allocated to each Eligible Participant in an amount equal to (select one):

             (a)  % (no more than 15%) of the Compensation of each
                 Eligible Participant eligible to share in the allocation.
           X (b) Such an amount determined by the Employer, which is needed to meet either the ADP Test or ACP Test.

      (3) At the discretion of the Employer, as needed and taken into account as Elective Deferrals included in the ADP
           Test on behalf of (select one):
             (a) all Eligible Participants.

           X (b) only Eligible Participants who are Nonhighly
                 Compensated Employees.

     F.  Elective Deferrals used in ACP Test (select one):
       X (1) At the discretion of the Employer, Elective Deferrals may be used to satisfy the ACP Test.

          (2) Elective Deferrals may not be used to satisfy the ACP
              Test.

     G.  Making and Modifying a 401(k) Election
     An Eligible Employee shall be entitled to increase, decrease or resume his or her Elective Deferral percentage with the following frequency during the Plan Year (select one):
          (1) annually.

          (2) semi-annually.
       X  (3) quarterly.

          (4) monthly
          (5) other (specify):       .
     Any such increase, decrease or resumption shall be effective as of the first payroll period coincident with or next following the first day of each period set forth above. A Participant may completely discontinue making Elective Deferrals at any time effective for the payroll period after written notice is provided to the Administrator.


     ARTICLE IV.  PROFIT-SHARING CONTRIBUTIONS AND ACCOUNT ALLOCATION

     A.  Profit-Sharing Contributions
     If selected below, the following contributions for each Plan Year will be made:

     Contributions to Employer Contributions Accounts (select one):
       X  (a) Such an amount, if any, as determined by the Employer.

          (b)   % of each Participant's Compensation.

     B. Allocation of Contributions to Employer Contributions Accounts (select one):
       X  (1) Non-Integrated Allocation

              The Employer Contributions Account of each Participant eligible to share in the allocation for a Plan Year shall be credited with a portion of the contribution, plus any forfeitures if forfeitures are reallocated to Participants, equal to the ratio that the Participant's Compensation for the Plan Year bears to the Compensation for that Plan Year of all Participants entitled to share in the contribution.
          (2) Integrated Allocation

              Contributions to Employer Contributions Accounts with respect to a Plan Year, plus any forfeitures if forfeitures are reallocated to Participants, shall be allocated to the Employer Contributions Account of each eligible Participant as follows:
              (a) First, in the ratio that each such eligible
                  Participant's Compensation for the Plan Year bears to the Compensation for that Plan Year of all eligible Participants but not in excess of 3% of each Participant's Compensation.

              (b) Second, any remaining contributions and forfeitures
                  will be allocated in the ratio that each eligible Participant's Compensation for the Plan Year in excess of the Integration Level bears to all such Participants' excess Compensation for the Plan Year but not in excess of 3%.
              (c) Third, any remaining contributions and forfeitures
                  will be allocated in the ratio that the sum of each Participant's Compensation and Compensation in excess of the Integration Level bears to the sum of all Participants' Compensation and Compensation in excess of the Integration Level, but not in excess of the Maximum Profit-Sharing Disparity Rate (defined below).

              (d) Fourth, any remaining contributions or forfeitures
                  will be allocated in the ratio that each Participant's Compensation for that year bears to all Participants' Compensation for that year.

     The Maximum Profit-Sharing Disparity Rate is equal to the lesser of:

     (a)  2.7% or

     (b) The applicable percentage determined in accordance with the following table:


      If the Integration Level is
      (as a % of the Taxable Wage
      Base ("TWB")).                   The applicable percentage is:
      20% (or $10,000 if greater)
      or less of the TWB                           2.7%

      More than 20% (but not less
      than $10,001) but not more
      than 80% of the TWB                          1.3%

      More than 80% but not less
      than 100% of the TWB                         2.4%

      100% of the TWB                              2.7%

     C.  Participants Eligible for Employer Contribution Allocation
     The following Participants shall be eligible for an allocation to their Employer Contributions Account (select all those applicable):

          (1) Any Participant who was employed during the Plan Year.
          (2) In the case of a Plan using the hourly record method for determining Vesting Service, any Participant who was credited with a Year of Service during the Plan Year.

          (3) Any Participant who was employed on the last day of the Plan Year.
          (4) Any Participant who was on a leave of absence on the last day of the Plan Year.

       X (5) Any Participant who during the Plan Year died or became Disabled while an Employee or terminated employment after attaining Normal Retirement Age.
          (6) Any Participant who was credited with at least 501 Hours of Service whether or not employed on the last day of the Plan Year.

       X  (7) Any Participant who was credited with at least 1,000
              Hours of Service and was employed on the last day of the Plan Year.


     ARTICLE V.  THRIFT CONTRIBUTIONS

     A.  Employee Thrift Contributions
     If selected below, Employee Thrift Contributions, which are required for Matching Thrift Contributions, may be made by a Participant in an amount equal to (select one):
          (1) A dollar amount or a percentage of the Participant's
              Compensation which may not be less than      % nor may
              not exceed      % of his or her Compensation.

          (2) An amount not less than      % of and not more than
               % of each Participant's Compensation.

     B.  Making and Modifying an Employee Thrift Contribution Election

     A Participant shall be entitled to increase, decrease or resume his or her Employee Thrift Contribution percentage with the following frequency during the Plan Year (select one):
          (1) annually.

          (2) semi-annually.
          (3) quarterly.

          (4) monthly
          (5) other (specify):       .
     Any such increase, decrease or resumption shall be effective as of the first payroll period coincident with or next following the first day of each period set forth above. A Participant may completely discontinue making Employee Thrift Contributions at any time effective for the payroll period after written notice is provided to the Administrator.

     C.  Thrift Matching Contributions
     If selected below, the Employer will make Matching Thrift
     Contributions for each Plan Year (select one):

          (1) Discretionary Formula:
              A discretionary Matching Thrift Contribution equal to such a dollar amount or percentage as determined by the Employer, which shall be allocated (select one):

              (a) based on the ratio of each Participant's Employee
                  Thrift Contribution for the Plan Year to the total Employee Thrift Contributions of all Participants for the Plan Year. If inserted, Matching Thrift Contributions shall be subject to a maximum amount
                  of $      for each Participant or      % of each
                  Participant's Compensation.
              (b) in an amount not to exceed      % of each
                  Participant's first      % of Compensation
                  contributed as Employee Thrift Contributions for the Plan Year. If any Matching Thrift Contribution remains, it is allocated to each such Participant
                  in an amount not to exceed      % of the next
                  % of each Participant's Compensation contributed as Employee Thrift Contributions for the Plan Year.

              Any remaining Matching Thrift Contribution shall be allocated to each such Participant in the ratio that such Participant's Employee Thrift Contributions for the Plan Year bears to the total Employee Thrift Contributions of all such Participants for the Plan Year. If inserted, Matching Thrift Contributions shall
              be subject to a maximum amount of $      for each
              Participant or      % of each Participant's
              Compensation.

          (2) Nondiscretionary Formula:
              A nondiscretionary Matching Thrift Contribution for each Plan Year equal to (select one):

              (a)   % of each Participant's Compensation contributed
                  as Employee Thrift Contributions. If inserted, Matching Thrift Contributions shall be subject to a
                  maximum amount of $      for each Participant or
                   % of each Participant's Compensation.
              (b)   % of the first      % of the Participant's
                  Compensation contributed as Employee Thrift
                  Contributions and      % of the next      % of the
                  Participant's Compensation contributed as Employee Thrift Contributions. If inserted, Matching Thrift Contributions shall be subject to a maximum amount
                  of $      for each Participant or      % of each
                  Participant's Compensation.

     D.  Qualified Matching Contributions
     If selected below, the Employer may make Qualified Matching
     Contributions for each Plan Year (select all those applicable):

          (1) In its discretion, the Employer may make Qualified
              Matching Contributions on behalf of (select one):
              (a) all Participants who make Employee Thrift
                  Contributions.

              (b) only those Participants who are Nonhighly
                  Compensated Employees and who make Employee Thrift Contributions.
          (2) Qualified Matching Contributions will be contributed and allocated to each Participant in an amount equal to:

              (a)   % of the Participant's Employee Thrift
                  Contributions.  If inserted, Qualified Matching
                  Contributions shall not exceed      % of the
                  Participant's Compensation.
              (b) such an amount, determined by the Employer, which
                  is needed to meet the ACP Test.

     ARTICLE VI.  PARTICIPANT CONTRIBUTIONS

     Participant Voluntary Nondeductible Contributions
     Participant Voluntary Nondeductible Contributions are (select one):

          (a) permitted.
          (b) not permitted.

     ARTICLE VII.  VESTING

     A.  Employer Contribution Accounts

      (1) A Participant shall have a vested percentage in his or her Profit-Sharing Contributions, Matching 401(k) Contributions and/or Matching Thrift Contributions, if applicable, in accordance with the following schedule (Select one):
      Matching
      401(k)and/or
      Matching Thrift Profit-Sharing
      Contributions   Contributions

                                     (a)100% vesting immediately upon
                                        participation.

                                     (b)100% after       (not more
                                        than 5) years of Vesting
                                        Service.
             X               X       (c)Graded vesting schedule:

            20%             20%      after 1 year of Vesting Service;

            40%             40%      after 2 years of Vesting Service;

                                     (not less than 20%) after 3 years
            60%             60%      of Vesting Service;
                                     (not less than 40%) after 4 years
            80%             80%      of Vesting Service;

                                     (not less than 60%) after 5 years
            100%           100%      of Vesting Service;

                                     (not less than 80%) after 6 years
            100%           100%      of Vesting Service;

                    100% after 7 years of Vesting Service.

     (2) Top Heavy Plan

      Matching
      401(k)and/or
      Matching Thrift Profit-Sharing
      Contributions   Contributions
                                     (a)100% vesting immediately upon
                                        participation.

                                     (b)100% after       (not more
                                        than 3) years of Vesting
                                        Service.

             X               X       (c)Graded vesting schedule:

            20%             20%      after 1 year of Vesting Service;
                                     (not less than 20%) after 2 years
            40%             40%      of Vesting Service;

                                     (not less than 40%) after 3 years
            60%             60%      of Vesting Service;

            80%             80%      (not less than 60%) after 4 years
                                     of Vesting Service;

            100%           100%      (not less than 80%) after 5 years
                                     of Vesting Service;

                    100% after 6 years of Vesting Service.

     Top Heavy Ratio:

     (a) If the adopting Employer maintains or has ever maintained a qualified defined benefit plan, for purposes of establishing present value to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the following:

     Interest Rate:     8  %
     Mortality Table:  UP '84

     (b) For purposes of computing the top-heavy ratio, the valuation date shall be the last business day of each Plan Year.


     B.  Allocation of Forfeitures

     Forfeitures shall be (select one from each applicable column):

      Matching
      401(k)and/or
      Matching Thrift Profit-Sharing
      Contributions   Contributions
                                     (1)used to reduce Employer
                                        contributions for succeeding
                                        Plan Year.

             X               X       (2)allocated in the succeeding
                                        Plan Year in the ratio which
                                        the Compensation of each
                                        Participant for the Plan Year
                                        bears to the total
                                        Compensation of all
                                        Participants entitled to
                                        share in the Contributions.
                                        If the Plan is integrated
                                        with Social Security,
                                        forfeitures shall be
                                        allocated in accordance with
                                        the formula elected by the
                                        Employer.

     C.  Vesting Service

     For purposes of determining Years of Service for Vesting Service [select (1) or (2) and/or (3)]:

       X  (1) All Years of Service shall be included.
          (2) Years of Service before the Participant attained age 18 shall be excluded.

          (3) Service with the Employer prior to the effective date of the Plan shall be excluded.


     ARTICLE VIII.  DEFERRAL OF BENEFIT DISTRIBUTIONS, IN-SERVICE
     WITHDRAWALS AND LOANS


     A.  Deferral of Benefit Distributions
      401(k)
      and/or  Profit
      Thrift  Sharing
      ------  -------

                       If this item is checked, a Participant's vested benefit in his or her Employer Accounts shall be payable as soon as practicable after the earlier of: (1) the date the Participant terminates Employment due to Disability or (2) the end of the Plan Year in which a terminated Participant attains Early Retirement Age, if applicable, or Normal Retirement Age.

     B.  In-Service Distributions
       X (1) In-service distributions may be made from any of the Participant's vested Accounts, at any time upon or after the occurrence of the following events (select all applicable):

           X  (a) a Participant's attainment of age 59-1/2.
           X (b) due to hardships as defined in Section 5.9 of the Plan.

          (2) In-service distributions are not permitted.

     C.  Loans are:
      401(k)
      and/or  Profit
      Thrift  Sharing
      ------  -------

         X       X    (1) permitted.
                      (2) not permitted

     ARTICLE IX.  GROUP TRUST

              If this item is checked, the Employer elects to establish a Group Trust consisting of such Plan assets as shall from time to time be transferred to the Trustee pursuant to Article X of the Plan. The Trust Fund shall be a Group Trust consisting of assets of this Plan plus assets of the following plans of the
              Employer or of an Affiliate:      .

     ARTICLE X.  MISCELLANEOUS

     A.  Identification of Sponsor
     The address and telephone number of the Sponsor's authorized representative is 800 Scudders Mill Road, Plainsboro, New Jersey 08536; (609) 282-2272. This authorized representative can answer inquiries regarding the adoption of the Plan, the intended meaning of any Plan provisions, and the effect of the opinion letter.

     The Sponsor will inform the adopting Employer of any amendments made to the Plan or the discontinuance or abandonment of the Plan.

     B.  Plan Registration

     1.   Initial Registration
     This Plan must be registered with the Sponsor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, in order to be considered a Prototype Plan by the Sponsor. Registration is required so that the Sponsor is able to provide the Administrator with documents, forms and announcements relating to the administration of the Plan and with Plan amendments and other documents, all of which relate to administering the Plan in accordance with applicable law and maintaining compliance of the Plan with the law.

     The Employer must complete and sign the Adoption Agreement. Upon receipt of the Adoption Agreement, the Plan will be registered as a Prototype Plan of Merrill Lynch, Pierce, Fenner & Smith Incorporated. The Adoption Agreement will be countersigned by an authorized representative and a copy of the countersigned Adoption Agreement will be returned to the Employer.

     2.  Registration Renewal
     Annual registration renewal is required in order for the Employer to continue to receive any and all necessary updating documents. There is an annual registration renewal fee in the amount set forth with the initial registration material. The adopting Employer authorizes Merrill Lynch, Pierce, Fenner & Smith Incorporated, to debit the account established for the Plan for payment of agreed upon annual fee; provided, however, if the assets of an account are invested solely in Participant-Directed Assets, a notice for this annual fee will be sent to the Employer annually. The Sponsor reserves the right to change this fee from time to time and will provide written notice in advance of any change.

     C.  Prototype Replacement Plan
     This Adoption Agreement is a replacement prototype plan for the (1) Merrill Lynch Special Prototype Defined Contribution Plan and Trust - 401(k) Plan #03-004 and (2) Merrill Lynch Asset Management, Inc., Special Prototype Defined Contribution Plan and Trust - 401(k) Plan Adoption Agreement #03-004.

     D.  Reliance
     The adopting Employer may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Code Section 401. In order to obtain reliance, the Employer must apply to the appropriate Key District Director of the Internal Revenue Service for a determination letter with respect to the Plan.



     EMPLOYER'S SIGNATURE

     Name of Employer: Statewide Savings Bank


     By:       /s/ Augustine F. Jehle
               Authorized Signature


     Augustine F. Jehle
     Print Name

     Senior Vice President
     Title


     Dated: December 17, 1998





     TO BE COMPLETED BY MERRILL LYNCH:

     Sponsor Acceptance:

     Subject to the terms and conditions of the Prototype Plan and this Adoption Agreement, this Adoption Agreement is accepted by Merrill Lynch, Pierce, Fenner & Smith Incorporated as the Prototype Sponsor.

     Authorized Signature:    /s/ Joseph T. Donahue




          THE MERRILL LYNCH TRUST COMPANIES AS TRUSTEE


     This Trustee Acceptance and designation of Investment Committee are to be completed only when a Merrill Lynch Trust Company is appointed as Trustee.


     To be completed by the Employer:

     Designation Of Investment Committee
     The Investment Committee for the Plan is (print or type names):

     Name: Victor M. Richel
     Name: Bernard F. Lenihan
     Name: Augustine F. Jehle

     To be completed by Merrill Lynch Trust Company:

     Acceptance By Trustee:

     The undersigned hereby accept all of the terms, conditions, and obligations of appointment as Trustee under the Plan. If the Employer has elected a Group Trust in this Adoption Agreement, the undersigned Trustee(s) shall be the Trustee(s) of the Group Trust.


     SEAL MERRILL LYNCH TRUST COMPANY   [    ]


          By:       /s/ Melanie Madeira


     Dated: January 1, 1999


     Statewide Savings Bank
     Employees' Retirement Plan
     Summary Plan Description

     TABLE OF CONTENTS

     INTRODUCTION TO YOUR PLAN
     GENERAL INFORMATION ABOUT YOUR PLAN
     ELIGIBILITY AND PARTICIPATION
     ELIGIBILITY
     ENTRY DATE
     YOUR CONTRIBUTIONS TO THE PLAN
     COMPENSATION
     ELECTIVE DEFERRALS
     YOUR EMPLOYER'S CONTRIBUTIONS TO THE PLAN
     EMPLOYER MATCHING CONTRIBUTIONS
     EMPLOYER PROFIT SHARING CONTRIBUTIONS
     BENEFITS UNDER YOUR PLAN
     NORMAL RETIREMENT AGE
     DISABILITY
     IN-SERVICE DISTRIBUTIONS
     HARDSHIP WITHDRAWALS
     LOAN AVAILABILITY
     STATEMENT OF ERISA RIGHTS
     CLAIMS PROCEDURES
     PENSION BENEFIT GUARANTY CORPORATION


     INTRODUCTION TO YOUR PLAN
     Your Employer has instituted this Plan to reward efforts made by Employees who contribute to the overall success of the Company. The Plan is exclusively for the benefit of Participants and their Beneficiaries. The purpose of the Plan is to help you build financial security for your retirement and to help protect you and your Beneficiaries in the event of your death or Disability.

     This Plan is a 401(k) plan. It offers you a built in savings system through pre-tax payroll deductions. It also offers attractive tax advantages, the freedom to choose investments according to your needs, the flexibility to change your investments as your needs change, and a way to build capital for a secure retirement.

     Under the terms of this Plan, you may choose to defer a portion of your current salary, which your Employer then contributes to the plan on a pre-tax basis. Contributions are not subject to Federal income tax, and in most cases are also exempt from state or local income taxes. Since your contributions are not subject to Federal income tax, your taxable income is reduced.

     The laws governing plans like this one contain many provisions that may affect your retirement. You should contact your Plan
     Administrator with any questions about the Plan before you make any decisions related to your retirement. For specific tax advice, you should contact your tax advisor.

     This Summary Plan Description (SPD) summarizes the key features of your Plan, and your rights, obligations and benefits under the Plan. Some of the statements made in this SPD are dependent upon this Plan being "qualified", or approved by the Internal Revenue Service.
     Please contact your Plan Administrator with any questions you may have after you have read this summary.

     Every effort has been made to make this description as accurate as possible. However, this booklet is not a Plan document. This SPD is not meant to interpret, extend, or change the provisions of the Plan in any way. The terms of the Plan are stated in and will be governed in every respect by the Plan document. Your right to any benefit depends on the actual facts and the terms and conditions of the Plan document, and no rights accrue by reason of any statement in this summary. A copy of the Plan document is available at the principal office of your Employer for inspection. You, your Beneficiaries, or your legal representatives may request to inspect the Plan Document at any reasonable time.

     GENERAL INFORMATION ABOUT YOUR PLAN
     Employer/Plan Administrator
     Statewide Savings Bank SLA
     70 Sip Avenue
     Jersey City, NJ 07306
     (201) 795-7777

     Plan Sponsor:
     Merrill Lynch, Pierce, Fenner & Smith Incorporated
     800 Scudders Mill Road
     Plainsboro, New Jersey  08536

     Plan Trustees:
     Merrill Lynch Trust Company
     300 Davidson Avenue
     2nd Floor West
     Somerset, New Jersey  08873

     Employer's Tax ID Number:     22-1401536
     Plan Name:     Statewide Savings Bank Employees' Retirement Plan
     Plan Number:   002
     Plan Restatement Date:   January 1, 1999
     Original Effective Date: January 1, 1992

     Employer Tax Year:  January 1st through December 31st
     Plan Year End: December 31st
     Type of Record Keeping:  Contract Administration
     Type of Plan:  401(k) with profit sharing

     The Plan Administrator keeps the records for the Plan, and is responsible for the interpretation and administration of the Plan.
     All Plan Records will be kept on the basis of the Plan Year. The Plan Administrator may hire a third party record keeper to perform the administrative functions of the Plan. If you have questions about the Plan you should write to the Plan Administrator. The Plan Administrator and the Trustees are designated as the Agents for Service of Legal Process.

     ELIGIBILITY AND PARTICIPATION
     Eligibility:
     All Employees of the Employer are eligible to participate in this Plan.

     Participation Requirements:
     If you were employed on 09/01/95, you will become eligible to participate in the Plan as of that date. If you were employed after 09/01/95, you will become eligible to participate in the Plan upon completing one (1) Year of Service.

     You will be credited with a Year of Service on the anniversary date of your employment with your Employer.

     If you do not meet the eligibility requirements, you will not be eligible to participate in the Plan.

     Entry Date:
     You will become a Participant in the Plan on the Entry Date coincident with or next following the date you meet the participation requirements. The Entry Dates for this Plan are the first day of the first, fourth, seventh and tenth month of the Plan Year.

     YOUR CONTRIBUTIONS TO THE PLAN
     Compensation:
     Compensation means the total salary or wages paid to you as shown on your W-2, to a maximum of $160,000*.

     * Adjusted periodically for cost of living by the IRS.

     For the first year you participate in the Plan, only Compensation earned after your Entry Date will be used to determine your share of your Employer's Contribution.

     Elective Deferrals:
     15% of Annual Compensation, to a maximum of $10,000* per calendar year.

     * Adjusted periodically for cost of living by the IRS.

     This limitation is an aggregate limit that applies to all deferrals you make to this Plan and to any other elective deferral plan, including tax sheltered annuity contracts, simplified pension plans, or other 401(k) plans.

     Making and Modifying 401(k) Elections:

     You may discontinue deferrals at any time, upon written notice to the Plan Administrator. Your instructions to cease Elective Deferrals will be implemented as of the first payroll period following the date you notified your Plan Administrator.

     To resume your Elective Deferral Contribution, you must provide written notice to your Plan Administrator, and wait until the next quarterly interval.

     You may increase or decrease your Elective Deferral Contribution Percentage at quarterly intervals throughout the Plan Year.

     Investment of Contributions:

     As a Participant in this Plan, you direct the investment of your account(s). Your Plan provides a menu of investment options from which you may select your investments. You may modify your investment elections, transfer existing account balances, and obtain information regarding your investments on a daily basis.

     You should be aware that your investment decisions will ultimately affect the retirement benefits to which you will become entitled. Your Employer and the Plan Trustee(s) cannot provide you with investment advice, nor are they obligated to reimburse any participant for any investment loss that may occur as a result of his or her investment decisions. There is no guarantee that any of the investment options available in this Plan will retain their value or appreciate.


     YOUR EMPLOYER'S CONTRIBUTIONS TO THE PLAN
     Employer Matching Contributions:
     Your Employer will make a contribution to the Plan known as a 401(k) Matching Contribution. Your Employer's 401(k) Matching Contribution will be an amount equal to 50% of the first 6% of your Compensation contributed as an Elective Deferral.

     Eligibility for Employer Matching
     Contributions:
     Any Participant who makes an Elective Deferral Contribution will be eligible to receive an Employer Matching Contribution.

     Employer Profit Sharing Contributions:
     Your Employer may make a contribution to the Plan known as a Profit Sharing Contribution. Your share of the Employer's Profit Sharing Contribution, if any, will be allocated to your account based on the ratio that your Compensation bears to the total Compensation of all Participants eligible for a share of this Contribution.

     Eligibility for Employer Profit Sharing Contributions:
     Any Participant who is credited with at least 1,000 Hours of Service during the Plan Year and employed on the last day of the Plan Year will be eligible to receive an Employer Profit Sharing Contribution.

     In addition, any Participant who died, retired, or became Disabled during the Plan Year will receive an Employer Profit Sharing
     Contribution, if any.

     Vesting:
     Vesting means that for each Year of Service you complete, you become entitled to all or a portion of your Employer Contributions
     Account(s). For purposes of determining your vested account balance, all of your Years of Service, beginning on your date of hire, will be counted.

     Vesting of Elective Deferrals:
     You are always 100% vested in your Elective Deferrals.

     Vesting Schedule for Employer 401(k) Matching and Profit Sharing Contributions
                   Years of       Vested Percentage
                   Service
                         1             20%
                         2             40%
                         3             60%
                         4             80%
                         5             100%


     Year of Service for Vesting Defined:
     You will have completed a Year of Service for vesting purposes on each anniversary of your date of hire with your Employer.

     If this is an amended or restated Plan, your vested percentage cannot be less than your vested percentage prior to the amendment or restatement of this Plan.

     Forfeitures:
     If you terminate service prior to being fully vested in your Employer Contribution Account(s), you forfeit the amount in which you are not vested. Forfeitures will be reallocated among remaining Participants


     BENEFITS UNDER YOUR PLAN
     Normal Retirement Age:
     Your Normal Retirement Age is age 65.

     You are 100% vested in your Employer Contribution Account(s) upon your Normal Retirement Date.

     Early Retirement Age:
     This Plan also provides an Early Retirement Age, for which you are eligible if you have attained age 55 and completed 5 Years of Service with your Employer.

     You are 100% vested in your Employer Contribution Account(s) upon your Early Retirement Date.

     Disability:
     You will be considered to be disabled if your injury or medical condition causes you to be unable to perform your usual and customary duties for your Employer for a continuous period of at least twelve months. Benefit payments will begin as soon as feasible after your Disability Retirement Date.

     You are 100% vested in your Employer Contribution Account(s) if you are deemed disabled.

     In-Service Distributions:
     As an active Participant in the Plan, you may, upon attaining age 59 1/2, submit a written application to the Plan Administrator to withdraw all or a portion of your vested account balance.

     Hardship Withdrawals:
     As an active Participant in the Plan, you may submit a written application to the Plan Administrator for a hardship withdrawal, if you are experiencing an immediate and heavy financial need.

     Events Which Qualify For A Hardship Distribution:
     1. To cover medical expenses incurred by you, your spouse or your dependents;
     2. For the purchase of a principal residence (excluding mortgage payments);
     3. For the payment of tuition and related educational fees for the next twelve months of post-secondary education for you, your spouse, your children or your dependents;
     4. For the payment of amounts necessary to prevent eviction from or foreclosure on your principal residence.

     All other forms of financial assistance must be explored and exhausted before a Hardship Distribution can be made.

     If you take a hardship withdrawal, your Elective Deferral
     Contributions will be suspended for a period of twelve months following the date of the withdrawal.

     Tax Consequences for Receiving A Distribution or Withdrawal:
     Distribution or withdrawal of your vested account balance may be subject to ordinary income taxes or early distribution penalties. Please consult your tax advisor prior to taking any distribution or withdrawal.

     Loan Availability:
     An active Participant in the Plan may request a loan from the Plan. A loan allows you to borrow money from your account without incurring a penalty. You must repay the loan with interest, on an after tax basis, usually through payroll deduction.

     Once you request a loan, your Employer is required to approve the loan. After approval, you will receive a check with an attached promissory note. By endorsing the check, you agree to the terms and repayment conditions in the promissory note.

     As an active Participant in the Plan, you may request a loan from the Plan. The loan amount is available by calling the Voice Response System.

     Loan Requirements:
     1. Loans are available to all participants in the Plan on a uniform and nondiscriminatory basis.
     2.  Loans must bear a reasonable rate of interest.
     3.  The loan must be adequately secured.

     Loan Limitations:
     You may borrow any amount up to 50% of your vested account balance. However, your loan can be no more than $50,000 minus your highest outstanding loan amount during the prior 12 months.

     Loan Repayments:
     Repayment of a loan must be made at least quarterly, on an after-tax basis, in level payments of principal and interest, and repaid within five years, except for the purchase of a primary residence.

     Tax Consequences of Plan Loans:
     If you fail to make loan repayments when they are due, you may be considered to have defaulted on the loan. Defaulting on a loan may be considered a distribution to you from the Plan, resulting in taxable income to you and may ultimately reduce your benefit from the Plan.

     Death Benefits:
     Your Employer Contribution Account(s) become 100% vested upon your death.

     Your Beneficiary will be entitled to receive your account balance.
     If you are married at the time of your death, your surviving spouse is your Beneficiary unless:
     * You elect otherwise in writing (with the consent of your spouse);
     * You establish to the satisfaction of the Plan Administrator that your spouse cannot be located.
     * Your spouse has validly waived any right to the death benefit.

     If you want to designate a Beneficiary other than your spouse, (an "alternate Beneficiary") you must do so on a form provided by the Plan Administrator. You may revoke or change this designation at any time by filing written notice with the Plan Administrator, however, your spouse must consent, in writing, to any alternate Beneficiary. A Notary Public or Plan official must witness your spouse's consent.

     It is important that you notify the Plan Administrator of any change in your marital status or change in your Beneficiary designation.

     Distributions Upon Death:
     If death occurs before Retirement Benefits begin, your Beneficiary may choose to defer payment, or to receive payment based on the following general guidelines:

     * Payment may be made in the form of a life annuity for Participants who transferred money from a prior plan where this option was available;
     * Payment may be made in installments payable in cash or in kind, or part in cash and part in kind over a period not to exceed your expected future lifetime or the joint expected future lifetime (based on actuarial tables) of you and your spouse;
     * The entire sum must be distributed no later than the last day of the year of the fifth anniversary of your death, if your Beneficiary is not your surviving spouse;
     * If your Beneficiary is your spouse, payment may be postponed until December 31st of the calendar year in which you would have attained age 65;
     * Payment may be made in installments, as described above, beginning on or before the December 31st following the year in which you die.

     If death occurs after Retirement Benefits begin, but before your entire Retirement Benefit has been paid, the remaining portion of your Retirement Benefit will continue in the same form and for the same period as you originally elected. In any case, payments will continue to be made at least as rapidly as such payments were being made prior to your death.

     If you fail to designate an alternate Beneficiary, or your alternate Beneficiary does not survive you, the benefit payable from this Plan as a result of your death will be payable to your Surviving Spouse. If you have no Surviving Spouse, the death benefit will be paid to your estate.

     If the value of your account is $5,000 or less, death benefits will be distributed to your Beneficiary without your Beneficiary's consent as soon as practicable following your death.

     Forms of Benefit:
     The normal form of payment with respect to your vested account balance under this Plan is a lump sum. If your account balance is $5,000 or less, you will receive a lump sum distribution as soon as feasible following the date you terminated employment. If your account balance is greater than $5,000, you (and your spouse, if applicable) must give written consent before the distribution can be made.

     An optional form of payment with respect to your vested account balance is installments payable in cash or in kind, or part in cash and part in kind over a period not to exceed your expected future lifetime, or the joint expected future lifetime (based on actuarial tables) of you and your spouse.

     If you transferred money from a prior plan, another form of benefit may be available. You should consult with your tax advisor regarding those options.

     You may request that all or part of any taxable distribution you receive from the Plan, other than an annuity, installments paid over 10 or more years, or required distributions after age 70 1/2, be rolled over directly from the Trustees to the trustee or custodian of an eligible retirement plan. For this purpose, an "eligible retirement plan" includes an individual retirement account or annuity, or your new employer's qualified plan, if the plan accepts rollovers. The Plan Administrator will notify you if any amount to be distributed to you is an eligible rollover distribution. Special tax withholding rules apply to any portion of the eligible rollover distribution which is not rolled over directly to an eligible retirement plan.

     Top-Heavy Defined:
     A plan becomes Top-Heavy when 60% or more of the Plan's assets are allocated to Key Employees. Key Employees are certain owners or officers of your Employer. If the Plan becomes Top-Heavy certain rules apply.

     Top-Heavy Rules:
     A minimum contribution will be required to Non-Key Employees. This contribution is the lesser of:
     * three percent (3%) of Compensation; or
     * the largest percentage of Compensation contributed by the Employer on behalf of Key Employees.
     * If you are a Participant in more than one plan maintained by your Employer, you may not be entitled to minimum benefits in more than one plan.

     Vesting Schedule for Top-Heavy:
     Vesting schedule outlined earlier will apply.

     Rollovers or Transfers:
     * You must submit a written request to your Plan Administrator, who will determine whether a rollover or transfer is acceptable;
     * You may make such a contribution to this Plan prior to being eligible for the Plan;
     * Any amount rolled over or transferred to this Plan cannot include personal IRA contributions;
     * Prior to making a rollover or transfer, you should consult with your tax advisor.

     Period of Severance:
     Under the elapsed time method, your Years of Service for vesting purposes run from the date you first perform an Hour of Service for your Employer until your severance from service date. A Period of Severance begins on the earlier of:
     * The date you quit, retire, are discharged, or die.
          OR
     * The first anniversary of the first date of a period in which you remain absent from service with your Employer (with or without pay) for any reason other than quitting, retirement, discharge, or death. These reasons include vacation, holiday, sickness, disability, leave of absence, or layoff.

     If you are absent on military leave, you will not be considered to have a Period of Severance if you return to work within 90 days of your release from military duty, or any longer period during which your reemployment rights are protected by law.

     If you are on an authorized leave of absence (in accordance with standard personnel policies), you will not be considered to have a Period of Severance if you return to work immediately upon the expiration of such leave of absence.

     If you are on a leave of absence because of maternity or paternity, you will not be considered to have a Period of Severance until the second anniversary of the first date of your leave. For example, if you went on maternity leave on October 1, 1995, you would not be considered to have severed service with your Employer if you returned to work and performed an Hour of Service before October 1, 1997. If you did not return to work on or before October 1, 1997, you would incur a Period of Severance.

     If you are reemployed after you incur a Period of Severance and you were vested when you terminated employment, upon your reemployment, you will be immediately eligible for the Plan, and you will be vested at the same percentage as when you left.

     If you are reemployed after you incur a Period of Severance and you were not vested when you terminated employment, you will lose credit for service you completed prior to your termination if your absence is five years or longer.

     If you are reemployed within five years after you incur a Period of Severance, and you received a full or partial distribution (including a "deemed" distribution if you had a $0 account balance), you may return as a Participant at the same vested percentage as when you left, provided you repay the amount distributed to you within five years of the date you are reemployed. After repayment, your account balance will be restored to its original amount as though there had been no distribution, and any amount forfeited when you left will be replaced by your Employer.

     If you are reemployed after you incur a five-year Period of Severance, you will not be given the opportunity to repay the amount distributed to you and your vested percentage will be determined based on your Years of Service beginning on your date of reemployment.

     If you terminate service prior to becoming a Participant in the Plan, you will be treated as a new employee upon your reemployment. To participate, you must meet the Eligibility Requirements.

     Qualified Domestic Relations Orders:
     As a general rule, your account balance may not be assigned. This means that your accounts cannot be sold, used as collateral for a loan, given away, or otherwise transferred. In addition, your creditors may not attach, garnish or otherwise interfere with your account.

     An exception to this general rule is a "qualified domestic relations order" or QDRO. A QDRO is a court order that can require the Plan Administrator to pay a portion of your account balance to your former spouse, child or other dependent.

     Plan Amendment or Termination:
     Your Employer reserves the right to amend the Plan at any time. However, no amendment can deprive you of any vested benefits.

     Your Employer also reserves the right to terminate the Plan. If the Plan is terminated, you will be 100% vested in your total account balance under the Plan.

     STATEMENT OF ERISA RIGHTS
     As a Participant in the Plan, you are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974 (ERISA). Your Employer may not fire you or discriminate against you to prevent you from obtaining a benefit from the Plan or exercising your rights under ERISA.

     ERISA provides that all Plan Participants shall be entitled to:
     * Examine, without charge, at your Plan Administrator's office, all Plan documents, insurance contracts, if any, and copies of all documents filed by your Plan with the U. S. Department of Labor, such as annual reports and Plan descriptions.
     * Obtain copies of all Plan documents and other Plan information upon written request to your Plan Administrator. Your Plan Administrator may impose a reasonable charge for the copies.
     * Receive a summary of the Plan's annual financial report. Your Plan Administrator is required by law to provide each Participant with a copy of the Plan's Summary Annual Report.
     * Obtain an annual statement telling you whether you have a right to receive a benefit under the Plan, and if so, what your benefits would be if you stop working for your Employer now. If you do not have a right to a benefit under the Plan, the statement must tell you how many years you have to work to get a benefit under the Plan. The Plan may require a written request for this statement, but it must be provided free of charge.
     * File suit in Federal court if any materials requested are not received within 30 days of your request unless the materials were not sent because of matters beyond the control of your Plan Administrator. The court may require your Plan Administrator to pay you up to $110 per day for each day's delay until the materials are received by you.

     In addition to creating rights for Plan participants, ERISA imposes obligations upon the persons who are responsible for the operation of the Plan. These persons are referred to as "fiduciaries". Fiduciaries must act solely in the interest of Plan Participants and Beneficiaries and must exercise prudence in the performance of their plan duties. Fiduciaries who do not comply with ERISA may be removed and required to make good any losses they have caused the Plan.

     If Plan fiduciaries are misusing the Plan's assets, as a Participant in the Plan, you have the right to file suite in a Federal court or to request assistance from the U.S. Department of Labor. If you are successful in your lawsuit, the court may require the other party to pay your legal costs, including attorney's fees. If you are unsuccessful in your lawsuit, or the court finds your action frivolous, the court may order you to pay these costs and fees.


     CLAIMS PROCEDURES
     When you terminate employment, you must complete a form that notifies the Plan Administrator that you are making a claim for benefits. Your Employer has a supply of these forms. Ideally this form should be completed on or before your final day of work. This way, your Employer can send your claim for benefits right away for processing.

     If, after your claim for benefits is processed, you have questions or disagree with the calculation of your benefit, you must notify the Plan Administrator in writing. The Plan Administrator will, within 90 days (or within 180 days if special circumstances exist) notify you in writing of its decision. If your claim for a Plan benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. That notification will include:

     1. How your benefit was calculated;
     2. The specific reason that your claim is denied (in whole or in part) if it is denied;
     3. Specific references to Plan provisions on which the denial is based;
     4. A description of any additional material or information necessary for you to perfect your claim and an explanation of why such information is necessary;
     5. An explanation of the Plan's claim review procedure.

     Within 60 days after you receive notice of the denial of part or your entire claim for benefits, you may file a written appeal with the Plan Administrator. You may seek representation by an attorney or other representation of your choosing. You may submit written and oral evidence and arguments in support of your claim. You may review all relevant documents. The Plan Administrator generally makes a final decision within 60 days of your appeal. The Plan Administrator's decision will include the specific reasons for its decision and specific references to Plan provisions on which the decision is based.

     PENSION BENEFIT GUARANTY CORPORATION
     The type of Plan your Employer has adopted is a defined contribution plan. Therefore, the Plan is not subject to or insured by the Pension Benefit Guaranty Corporation (PBGC).

     If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Department of Labor Management Services Administration, Department of Labor.
                              INITIAL ENROLLMENT FORM

     Statewide Savings Bank Employees Retirement Plan       Plan #:
                                                            ML201027

     This form is to be utilized for initial enrollment purposes only. Do not use this form for current participants.
      EMPLOYEE INFORMATION (please print)
      Name:                                        SS#:
      Address:                                     Date of Participation:
      City:                       State:           Zip:

      Date of Birth:         Date of Hire:         Division:

      CONTRIBUTION ELECTION

     I authorize my employer to make payroll deductions from my salary in the amount indicated below to be used as my contributions to the Plan:

        I wish to contribute the following whole percentage or flat dollar amount of my compensation to the Plan on a before-tax basis via
     payroll deduction (from 0 to 15%).    %

        I do not wish to contribute to the Plan at this time.

     INVESTMENT ELECTION: Future changes must be made by calling Merrill Lynch at 1(800) 229-9040. This investment election will not be applied to any existing funds you may currently have in the plan.

     IF YOU FAIL TO MAKE AN ELECTION, YOUR CONTRIBUTIONS WILL BE FULLY INVESTED IN THE ML RETIREMENT PRESERVATION TRUST

  The contributions
  resulting from these
  elections are to be
  transferred to the
  Plan and invested as
  follows.  Your
  investment election
  percentages must be                                          INVESTMENT
  in multiples of 1%                                            ELECTIONS
  totaling 100%.                                   FUND NAME   PERCENTAGES

                            Managers International Equity Fund         %
  Investment                   Massachusetts Investors Trust A         %
  elections may be                 ML Federal Securities Trust         %
  modified at any             ML Retirement Preservation Trust         %
  time by calling                    Statewide Financial Corp.         %
  Merrill Lynch at        Van Kampen American Capital Emerging
  1 (800) 229-9040                                      Growth         %

                                                         TOTAL      100%

     AUTHORIZATION
     My signature will serve as authorization for this and all future phone transactions I make to my accounts. I AM NOT CURRENTLY A PARTICIPANT IN THE PLAN.


     EMPLOYEE SIGNATURE                            DATE


     FOR ADMINISTRATIVE USE ONLY:
     NUMBER OF YEARS OF SERVICE (EXCLUDING THE CURRENT YEAR):


     PLAN ADMINISTRATOR'S SIGNATURE    DATE        DATE FIRST ELIGIBLE




     EXHIBIT 5

                                        April 5, 1999


     Statewide Financial Corp.
     70 Sip Avenue
     Jersey City, NJ 07306

               Re:  Statewide Financial Corp. -
                    Registration Statement on Form S-8

     Dear Sirs:

     We have acted as counsel for Statewide Financial Corp., a New Jersey corporation (the "Company"), in connection with the Registration Statement on Form S-8 being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to an aggregate of 25,000 shares of Common Stock, no par value per share, of the Company (the "Shares") which may be offered and sold pursuant to the Statewide Savings Bank, S.L.A. Employee Retirement Plan (the "Plan").

     In so acting, we have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company, the Plan, and such other certificates, records instruments and documents, and have made such other and further investigations, as we have deemed necessary or appropriate to enable us to express the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, we are of the opinion that upon issuance and delivery by the Company of the Shares pursuant to the terms of the Plan, the Shares issued thereunder will be legally issued, fully paid and non-assessable.

     The issuance of the Shares is subject to the continuing effectiveness of the Registration Statement and the qualification, or exemption from registration, of such Shares under certain state securities laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        Very truly yours,



                                        JAMIESON, MOORE, PESKIN & SPICER



     EXHIBIT 23(A)


                        INDEPENDENT ACCOUNTANTS' CONSENT


     The Board of Directors
     Statewide Financial Corp.:

     We consent to the incorporation by reference in the registration statement on Form S-8, of Statewide Financial Corp., pertaining to the Statewide Savings Bank, S.L.A. Employee Retirement Plan, of our report dated January 26, 1999, relating to the consolidated statements of financial condition of Statewide Financial Corp. and subsidiary as of December 31, 1998 and 1997 and the related consolidated statements of income, shareholders' equity, and cash flows for the three-year ended December 31, 1998, which report appears in the December 31, 1998 Annual Report on Form 10-K of Statewide Financial Corp.

     We also consent to incorporation by reference in the above noted registration statement, of our report dated May 15, 1998, relating to the financial statements of Statewide Savings Bank, S.L.A. Employee Retirement Plan as of and for the years ended December 31, 1997 and 1996, which report appears in the Plan's December 31, 1997 Annual Report of Form 11-K.




                                        KPMG LLP



     Short Hills, New Jersey
     April 7, 1999